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                                                                   Exhibit 10(u)

                                   AMENDMENT
                                   ---------

         THIS AMENDMENT is entered into as of the 3rd day of April, 2002, between Lesco, Inc., an Ohio corporation ("Lesco"), and William A. Foley ("Executive").

                                   WITNESSETH:

         WHEREAS, Lesco and Executive entered into an employment agreement dated as of the first day of July, 1998 (the "Employment Agreement," capitalized terms used herein shall have the respective meanings ascribed thereto in the Employment Agreement); and

         WHEREAS, Lesco and Executive desire to amend the Employment Agreement in certain respects as set forth in this Amendment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. For all purposes of the Employment Agreement, the voluntary resignation on or before April 3, 2002, by Executive of his employment with Lesco shall be treated as if his employment were terminated without Cause.

        2. If Executive voluntarily resigns from his employment with Lesco on or before April 3, 2002, then in addition to the severance benefits set forth in the Employment Agreement, Executive shall receive for a period ending on the first anniversary of the date of his resignation (a) an executive level outplacement program at a firm to be selected by Executive, with the services to be provided pursuant to such program to be mutually agreed upon by Lesco and Executive, (b) use of a Lesco laptop computer, (c) use of a Lesco cell phone at the current rate plan and (d) use of Executive's voicemail #2201. In addition to the indemnification to be provided by Lesco pursuant to the Employment Agreement, Lesco shall indemnify Executive to the full extent described in
Section 1701.13(E) of the Ohio Revised Code. If permitted by the terms of the policy, Lesco shall promptly sell to Executive the keyman term life insurance policy held by Lesco pursuant to the Employment Agreement for the then unexpired portion of the current premium.

         3. On and after the date of this Amendment, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Employment Agreement shall mean the Employment Agreement as amended by this Amendment. The Employment Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.


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         4. This Amendment shall be governed by and construed according to the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year previously set forth.



                                LESCO, INC.

                                By: /s/ Michael P. DiMino        4/3/02
                                    -----------------------------------
                                       Michael P. DiMino
                                       President


                                    /s/ William A. Foley         4/3/02
                                    -------------------------------------
                                    William A. Foley